As filed with the Securities and Exchange Commission on October 27, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 27, 2004 (October 27, 2004)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Our news release dated October 27, 2004, concerning third quarter 2004 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The news release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the news release.

In the attached news release, we discuss income from continuing operations on a total and per share basis for the third quarter of 2004, excluding the after tax gains on the insurance settlement related to the loss of the GSF Adriatic IV and the sale of a portion of the Company’s interest in the Broom Field. This information is provided because management believes that the items are unrelated to the operational performance of the Company for the period and, accordingly, that providing the amount of income from continuing operations excluding the items will help investors compare results between two periods.

The information furnished pursuant to this Item 12, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit No.	Description

99.1	GlobalSantaFe Report of Third Quarter 2004 Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: October 27, 2004	By:	/s/ Alexander A. Krezel
Alexander A. Krezel Vice President, Secretary and Associate General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	GlobalSantaFe Report of Third Quarter 2004 Financial Results.